EXHIBIT 4.1


                           Matrix Capital Group, Inc.
                         335 Madison Avenue, 11th Floor
                            New York, New York 10017


                                 January 2, 2009



Matrix Defined Trusts 5
c/o The Bank of New York Mellon, as Trustee
The Bank of New York Mellon
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                    Matrix Defined Trusts 5

             The America First Defensive Growth Portfolio, Series 3
             ------------------------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-156228 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Matrix Capital Group, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                MATRIX CAPITAL GROUP, INC.


                                By     /s/ CHRISTOPHER ANCI
                                  ------------------------------
                                        Christopher Anci
                                           President